UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[  ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12

REGIONAL HEALTH PROPERTIES, INC.

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONAL HEALTH PROPERTIES, INC.

454 Satellite Blvd.

Suite 100

Suwanee, Georgia 30024

Supplement to Proxy Statement

For the 2018 Annual Meeting of Shareholders

To Be Held on December 27, 2018

Dear Shareholder,

We are furnishing to you this Supplement to Proxy Statement, dated December 21, 2018 (this “Supplement”), to supplement the Notice of 2018 Annual Meeting of Shareholders and Proxy Statement, dated November 9, 2018 (the “Proxy Statement”), with respect to the solicitation of proxies by the Board of Directors (the “Board”) of Regional Health Properties, Inc. (the “Company” or “we”), for use at the 2018 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Annual Meeting”) to be held on Thursday, December 27, 2018, at Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time.  Defined terms used in this Supplement but not defined in this Supplement have the meanings assigned to them in the Proxy Statement.

This Supplement is being provided for the purpose of restating the following table from page 11 of the Proxy Statement to provide corrected numbers for the last row thereof.

		Assuming a Ratio for the Reverse Split of: *
	Pre-Reverse
	Stock Split	1-for‑6	1-for‑7	1-for‑8	1-for‑9	1-for‑10	1-for‑11	1-for‑12
Outstanding shares of common stock	20,369,142	3,394,857	2,909,877	2,546,143	2,263,238	2,036,914	1,851,740	1,697,429
Shares issuable upon the exercise of outstanding warrants	1,018,967	169,828	145,567	127,371	113,219	101,897	92,633	84,914
Shares issuable upon the exercise of outstanding options	180,725	30,121	25,818	22,591	20,081	18,073	16,430	15,060
Shares reserved for issuance under equity incentive plans	233,296	38,883	33,328	29,162	25,922	23,330	21,209	19,441
Total shares outstanding, or reserved for issuance upon exercise of derivative securities, or reserved for issuance under equity incentive plans	21,802,130	3,633,688	3,114,590	2,725,266	2,422,459	2,180,213	1,982,012	1,816,844
Total shares available for future issuance (based on 55,000,000 shares of common stock currently authorized)	33,197,870	51,366,312	51,885,410	52,274,734	52,577,541	52,819,787	53,017,988	53,183,156

The last row of the table above correctly reflects that the Reverse Split will not reduce the number of shares of common stock currently authorized under the Articles of Incorporation, as discussed in the Proxy Statement in the third to last paragraph under “Effect of the Reverse Split” under “Proposal 2: Amendment to Articles of Incorporation to Effect a Reverse Stock Split” and as reflected in the Articles of Amendment to Amended and Restated Articles of Incorporation of Regional Health Properties, Inc. attached to the Proxy Statement as Appendix A.

*****

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares of common stock. Information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

        There are no changes to the proxy card or voting instruction form previously mailed to shareholders. If you have already voted by Internet, telephone or by mail, then you do not need to take any action unless you wish to change your vote. Shares of common stock represented by valid proxies already returned by shareholders (via Internet, telephone or mail) will be voted at the Annual Meeting in the manner indicated unless revoked or changed as provided in the Proxy Statement. Shares of common stock represented by valid proxies returned before the Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with the recommendations of the Board as set forth in the Proxy Statement. Important information regarding how to vote your shares of common stock and how to revoke or change a proxy already given is available in the Proxy Statement under the caption “Questions and Answers About the 2018 Annual Meeting.”

Sincerely,

/s/ Brent Morrison

Brent Morrison

Interim Chief Executive Officer

December 21, 2018